                                                                      Exhibit 21


                LIST OF SUBSIDIARIES OF VISION TWENTY-ONE, INC.

                                                          JURISDICTION
SUBSIDIARY                                                OF INCORPORATION
----------                                                ----------------
Vision 21 Managed Eye Care of Tampa, Bay, Inc.            Florida
Vision 21 Management Services, Inc.                       Florida
Vision 21 of Southern Arizona, Inc.                       Florida
Vision 21 of Sierra Vista, Inc.                           Florida
Vision Twenty-One Managed Eye Care, IPA, Inc.             New York
Vision Twenty-One Surgery Center, Ltd.                    Florida LP
Vision Twenty-One Surgery Center-Largo, Ltd.              Florida LP
Vision Twenty-One Eye Surgery Centers, Inc.               Florida
Vision Twenty-One Refractive Center, Inc.                 Florida
Vision Twenty-One of Wisconsin, Inc.                      Wisconsin
Vision Insurance Plan of America, Inc.                    Wisconsin
Eye Surgery Center Management, Inc.                       Florida
LSI Acquisition, Inc.                                     New Jersey
MEC Health Care, Inc.                                     Maryland
Vision Twenty-One Physician Practice Management Company   Florida
     Vision Twenty-One Eye Laser Centers, Inc.            Florida
BBG-COA, Inc.                                             Delaware
     BVC Administrators, Inc.                             New Jersey
     Block Vision, Inc.                                   New Jersey
          UVC Independent Practice Association, Inc.      New York
          CHVC Independent Practice Association, Inc.     New York
          MVC Independent Practice Association, Inc.      New York
          WVC Independent Practice Association, Inc.      New York
          FVC Independent Practice Association, Inc.      New York
          BHVC Independent Practice Association, Inc.     New York
          The Block Group of New York, Inc.               New York
          BBG Independent Practice Association, Inc.      New York
          VCA Independent Practice Association, Inc.      New York
          Block Vision of Texas, Inc.                     Texas